Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of AMREP Corporation (the “Company”) on Form 10-Q for the period ended July 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned does hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 15, 2014

   /s/ Peter M. Pizza

Peter M. Pizza

Chief Financial Officer

(Principal Accounting Officer)

   /s/ Theodore J. Gaasche

Theodore J. Gaasche*

   /s/ Michael P. Duloc

Michael P. Duloc*

______________

*The Registrant is a holding company which does substantially all of its business through three indirect wholly-owned subsidiaries (and their subsidiaries). These indirect wholly-owned subsidiaries are Palm Coast Data LLC (“Palm Coast”), Kable Media Services, Inc. (“Kable”) and AMREP Southwest Inc. (“ASW”). The Registrant has no chief executive officer. Theodore J. Gaasche, in his capacity as Vice Chairman of the Executive Committee of the Registrant’s Board of Directors, has oversight responsibility for the operations of ASW. Michael P. Duloc has oversight responsibility for the operations of Palm Coast and Kable.